UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.
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International Microcomputer Software, Inc. BUSINESS REVIEW Investor Conference February 15, 2006 San Francisco, CA Filed By International Microcomputer Software, Inc. pursuant to Rule 14a-12 under the Securities and Exchange Act of 1934Subject Company: International Microcomputer Software, Inc. Commission File No: 0-15949

Safe Harbor Statement This presentation material contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of various factors including the ability of the company to successfully commercialize its new technologies, ability to close current acquisition transactions and successfully adjust to the effects of transactions, both closed and pending, as well as risk factors set forth under "Factors Affecting Future Operating Results" in the company's annual report on Form 10-KSB, as amended, for the year ended June 30, 2005, and such other risks detailed from time to time in the company's reports filed with the Securities and Exchange Commission. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Overview:

Background

- Founded in 1982 and went public in 1987 (OTC BB: IMSI)
- Sold on-line content division in June 2003 and recapitalized the company
- Launched the Houseplans business in November 2003
- Acquired four CAD (computer aided design) assets in last half of 2003 to complement TurboCAD line
- Acquired Allume Systems in April 2004
- Acquired Ulytryx assets in February 2004 for Houseplans business.
- Acquired Abbisoft House Plans in September 2004, substantially growing the Houseplans business
- Sold subsidiary Keynomics Inc. (keyboard productivity) in July 2004
- Purchased Weinmaster Homes in July 2005 for Houseplans business.
- Sold Allume Systems in July 2005
- Entered into definitive agreement to purchase AccessMedia Networks – internet media network technology - in December 2005

Company Confidential www.imsisoft.com www.houseplans.com 3

Overview: Products & Services Precision Design Software: TurboCAD TurboCADCAM DesignCAD FloorPlan 3D Instant Series Internet Marketing and Sales Leading on-line provider of stock house plans to contractors, and consumers. # 1 Library in the industry: more than 20,700 stock house plans, 1,700 of which are company owned. Distributed thru our category dominant domain names: Houseplans.com Houseplanguys.comHomeplanfinder.comGlobalhouseplans.comHomeplansuperstore.com

Mission Statement & Objectives MISSION STATEMENT To enhance shareholder value as an online technology-based media company from a history as a consumer-based software company. OBJECTIVES Complete merger with Access Media Networks, Inc. during Spring 2006 Add additional proprietary content channels Capitalize on the promising opportunities offered in interactive media Grow online businesses

Reshaping IMSI $13.4 million sale --Allume software (Stuffit) business Allume sale completed July 1, 2005. Received $11.0 million in cash and $2.4 million value in Smith Micro Software, Inc. (Nasdaq: SMSI)$4.0 million (approximately) purchase of Weinmaster Homes, Ltd.Houseplans.com now the #1 provider of high quality stock house plans on-line following July transaction. Weinmaster is Canadian-based operator of the #2 Google ranked website in this category. Weinmaster transaction completed July 1, 2005.

Reshaping IMSI Major transaction with Access Media announced December 16, 2005Access Media is a leading platform for delivering real-time interactive media over the Internet Private Los Angeles-based firm Consideration for this technology and product offering: 29 million shares of IMSI stock with additional shares as staged growth targets are met Transformative transaction for IMSI Closing is subject to shareholder approval and customary conditions Definitive agreement and pre-closing joint operating agreement located in filed Form 8K

Access Media Transaction Expectations Internet-based media space presents opportunities for achieving substantial growth Opportunity seen by recent announcements and transactions targeting online media by traditional media companies Combine the immediacy and interactivity of the web, in a format as simple to use as television Leveraging ‘virtual set top box’ technology, content library, and internet-based marketing skills to become a leading technology-based media entity

Financial Metrics: IMSI at a Glance Price *$ 1.06 EPS (Q2 FY06):$ - Cash & Marketable Securities ($ M) †† 9.8 Cash per share †† $0.33 Long Term Debt ($ M) †† 0.2 Debt to Equity †† 1% Book Value / Share: $ 0.59 * As of 02/13/06†† As of 12/31/05 Key Metrics

Market Data Market Cap ($ M) * 31.8 Enterprise value ($ M) †† 22.2 Shares Outstanding (M) †† 30.0 Average Volume (3m): 69,500 Float (M)18.4 * As of 02/13/06†† As of 12/31/05 Valuation EV / Sales1.48 Market Cap / Sales2.12

Selected Financial Data FY 01 A FY 02 A FY 03 A FY 04 A FY 05 A FY 06 A Sales Q12.2 $ 1.7 $ 1.9 $ 1.6 $ 3.1 $ 4.0 $ Q22.5 2.0 2.0 2.4 3.5 3.7 Q32.3 2.3 2.2 2.7 3.8 Q42.2 2.0 2.0 5.3 3.5 FY (June) 9.2 $ 8.0 $ 8.1 $ 12.0 $ 13.9 $ FY 01 A FY 02 A FY 03 A FY 04 A FY 05 A FY 06 A EPS Q1 ($0.05) $0.51 ($0.01) ($0.02) ($0.01) (0.07) Q2 (0.08) 0.20 0.0 00.020.000.00Q3(0.07)0.040.000.02(0.01) Q4 0.08 0.08 0.48 0.01 (0.04) FY (June) ($0.12) $0.82 $0.47 $0.03 ($0.06) Enterprise value / Sa0.3 x2.1 x0.6 x2.7 x1.6

Recap IMSI is a STRONG COMPANY because of our: PRODUCTS:A focus on the on-line sale of content and services, expected to drive substantial top line growth and operating earnings FINANCIAL PERFORMANCE: Accelerating sales and cash flow supported by a strong balance sheet STRATEGY: Continued search for investment in attractive acquisitions related to our existing successful businesses MANAGEMENT: An experienced and dedicated management team leading company initiatives

Appendix-Management Team Martin Wade III, CEO. Mr. Wade became a director and CEO of IMSI in August 2001. He brings to the Company a proven track record in mergers and acquisitions and investment banking. Prior to that, Mr. Wade served from 1998 to 2000 as an M&A banker at Prudential Securities and from 1996 to 1998 as a managing director in M&A at Salomon Brothers. From 1991 to 1996, Mr. Wade was the head of Investment Banking at C.J. Lawrence, Morgan Grenfell, where he was appointed to the Board of Directors. Martin Wade also spent six years in the M&A at Bankers Trust and eight years at Lehman Brothers Kuhn Loeb. Mr. Wade is credited with participating in over 200 M&A transactions involving various clients such as, Nike, Cornerstone National Gas Company, Landmark Graphics and Redken Laboratories, Inc. Mr. Wade was previously National Head of Investment Banking for Price Waterhouse in the mid 1990's. He is also a member of the Board of Directors for DiMon (NYSE: DMN), NexMed (OTC:NEXM), Command Security Corp. (OTC: CMMD.OB) and Energy Transfer Group of Dallas, Texas. Gordon Landies, President. Mr. Landies joined IMSI on September 1, 2001 as President subsequent to the proposed merger agreement between IMSI and DCDC. He brings to the Company 17 years of experience in management of software companies. Before joining IMSI Mr. Landies was a consultant and managing partner in GL Ventures, LLC providing services to software publishing and media companies.In 1999, Mr. Landies was the General Manager of the Home and Game division of Mattel Interactive. From 1994 to 1998 Mr. Landies held positions of Senior Vice President of sales and Executive Vice President for Mindscape, a $100+ million consumer software company. From 1990 to 1994 he was Vice President of sales for The Software Toolworks. Mr. Landies previously served on the Board of Directors of IMSI from 1995 to 1998 as well as on the Boards of Directors of Mindscape, Inc, Entertainment Universe, Inc. and several other private organizations. Mr. Landies graduated in 1981 from Northern Illinois University with a Masters of Business Administration and holds a B.S. in economics from Elmhurt College. Robert O’Callahan, CFO. Mr. O'Callahan has served as IMSI Chief Financial Officer and Secretary since July 2005. Before joining IMSI, Mr. O'Callahan had been occupied since 2003 in providing senior financial management and Sarbanes-Oxley compliance consulting for various firms, on a project basis. From 2000 to 2003, Mr. O'Callahan was Chief Financial Officer of Salon Media Group, Inc., a supplier of internet journalism and other content. From 1999 to 2000, he served in a senior finance position with Banter, Inc., a venture funded software development firm. From 1997 to 1999, Mr. O'Callahan worked in equity securities research for DainBosworth, Inc. and John G. Kinnard& Co. From 1992 to 1997, Mr. O'Callahan was Chief Financial Officer ofConsan, Inc. a wholesale distributor of digital mass storage equipment. Mr. O'Callahan holds a master's degree in management, with concentrations in marketing and finance, from the J.L. Kellogg Graduate School of Management at Northwestern University, a juris doctor degree from the University of Washington School of Law, and a Bachelor of Arts degree from the University of Washington. Robert Mayer, EVP Precision Design Group. Mr. Mayer served as the Company’s Vice President of Sales from 1990 until 1995 and then as Executive Vice President of Worldwide Sales until March 2000 when he left the Company to serve as a Vice President at Adventa.com, Inc. Mr. Mayer rejoined the IMSI team in November 2000 as Executive Vice President. Mr. Mayer also served as a director from 1985 until May 1999. Mr. Mayer received a Bachelors of Arts degree from the University of California at Berkeley, and Masters of Science degree from the University of Washington.

Availability of Proxy Statement In connection with the merger of International Microcomputer Software, Inc. (“IMSI”) and Access MediaNetworks, Inc. (“AccessMedia”), IMSI will file a proxy statement for IMSI’s special stockholder meeting with the Securities and Exchange Commission. Investors and security holders are advised to read the proxy statement when it becomes available because it will contain important information about the proposed merger. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by IMSI with the Securities and Exchange Commission at the Securities and Exchange Commission’s web site at http://www.sec.gov. Free copies of the proxy statement (when available) and other documents filed by IMSI with the Securities and Exchange Commission may also be obtained from IMSI by directing a request to Investor Relations at IMSI (telephone (415) 878-4000). IMSI and its directors and its executive officers may be deemed, under SEC rules, to be soliciting proxies from IMSI’s stockholders in favor of the proposed merger. Information regarding the identity of these persons, and their interests in the solicitation, will be set forth in a Schedule 14A to be filed with the SEC, and will be available free of charge at the SEC website and public reference rooms, and from the IMSI corporate secretary.